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                                                                     Exhibit 5.3



                     [LETTERHEAD OF CONYERS DILL & PEARMAN]



                                                    May 22, 2000


Mutual Risk Management Ltd.
44 Church Street
Hamilton
Bermuda


Dear Sirs

Mutual Risk Management Ltd.

We have acted as special legal counsel in Bermuda to Mutual Risk Management Ltd., a Bermuda company ("MRM"), in connection with the Registration Statement on Form S-3 of the Company (Registration No. 333-96425) and the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-96425) (the "Registration Statement"), filed today with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the "Act") relating to (i) senior notes of MRM (the "Senior Notes"), (ii) junior subordinated notes of MRM (the "Junior Subordinated Notes"), (iii) guarantees by MRM of senior notes issued by Mutual Group Ltd. ("Mutual Group"), a Delaware corporation (the "Senior Note Guarantees"), (iv) guarantees by MRM of junior subordinated notes issued by Mutual Group (the "Junior Note Guarantees");
(v) guarantees by MRM relating to preferred securities issued by each of MRM Capital Trust I, MRM Capital Trust II and MRM Capital Trust III, each a Delaware business trust formed by Mutual Group Ltd. (the "Preferred Guarantees") and (vi) guarantees by MRM of Mutual Group's guarantees relating to preferred securities issued by each of MRM Capital Trust I, MRM
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Capital Trust II and MRM Capital Trust III, each a Delaware business trust formed by Mutual Group (the "MRM Guarantees of Mutual Group's Preferred Guarantees").

The Senior Notes are to be issued under a senior indenture (the "Senior Indenture") between MRM and The Chase Manhattan Bank, as trustee, to be entered into prior to the issuance of the Senior Notes. The Junior Subordinated Notes are to be issued under a junior, subordinated indenture (the "Subordinated Indenture") between MRM and The Chase Manhattan Bank, as trustee, to be entered into prior to the issuance of the Junior Subordinated Notes. Each Senior Note Guarantee is to be issued under a senior indenture among Mutual Group, MRM and The Chase Manhattan Bank, as trustee, to be entered into prior to the issuance of a Senior Note Guarantee. Each Junior Note Guarantee is to be issued under a Subordinated Indenture among Mutual Group, MRM and The Chase Manhattan Bank, as trustee, to be entered into prior to the issuance of a Junior Note Guarantee. Each Preferred Guarantee is to be issued pursuant to a Preferred Guarantee Agreement among MRM and The Chase Manhattan Bank, as trustee, to be entered into prior to the issuance of a Preferred Guarantee. Each MRM Guarantee of Mutual Group's Preferred Guarantees is to be issued pursuant to a Preferred Guarantee Agreement among Mutual Group Ltd., MRM and The Chase Manhattan Bank, as trustee, to be entered into prior to the issuance of a MRM Guarantee of Mutual Group's Preferred Guarantee.

For the purposes of giving this opinion, we have examined the following documents:

(i) the Registration Statement (excluding the documents incorporated by reference therein and the exhibits and schedules thereto whether or not specifically referred to therein); and

(ii)  the form of the Senior Indenture, which includes the Senior Note
      Guarantee;

(iii) the form of the Subordinated Indenture, which includes the Junior Note Guarantee;

(iv) the form of the Mutual Group Preferred Guarantee Agreement, which includes the MRM Guarantee of Mutual Group's Preferred Guarantee; and

(v) the form of the MRM Preferred Guarantee Agreement, which includes the MRM Preferred Guarantee.

The documents listed in items (ii) through (v) above are herein sometimes collectively referred to as the "Documents" (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed the memorandum of association and the bye-laws of MRM, each certified by the Secretary of MRM on the date hereof and a certified copy of resolutions adopted by the board of directors of MRM at its meeting held on March 16, 2000 (the "Minutes"), and such other
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documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the capacity, power and authority of each of the parties to the Documents, other than MRM, to enter into and perform its respective obligations under the Documents, (d) the due execution of the Documents by each of the parties thereto, other than MRM, and the delivery thereof by each of the parties thereto, (e) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us, (f) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended, (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (h) the validity and binding effect under the laws of the State of New York, in the United States of America (the "Foreign Laws") of the Documents which are expressed to be governed by such Foreign Laws in accordance with their respective terms, (i) the validity and binding effect under the Foreign Laws of the submission by MRM pursuant to the Documents to the non-exclusive jurisdiction of the courts of the State of New York in the said United States of America (the "Foreign Courts").

The obligations of MRM under the Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts. We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of MRM.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.
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This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.   MRM is duly incorporated and existing under the laws of Bermuda.

2. The issuance of the Senior Notes pursuant to the Senior Indenture will have been duly authorised in accordance with the memorandum of association and bye-laws of MRM.

3. When issued and paid for as contemplated by the Registration Statement, the Senior Notes will be a valid and legally binding obligation of MRM.

4. The issuance of the Junior Subordinated Notes pursuant to the Subordinated Indenture will have been duly authorised in accordance with the memorandum of association and bye-laws of MRM.

5. When issued and paid for as contemplated by the Registration Statement, the Junior Subordinated Notes will be a valid and legally binding obligation of MRM.

6. The issuance of the Senior Note Guarantee pursuant to the Mutual Group Senior Indenture will have been duly authorised in accordance with the memorandum of association and bye-laws of the Company.

7. When issued and paid for as contemplated by the Registration Statement, the Senior Note Guarantee will be a valid and legally binding obligation of MRM.

8. The issuance of the Junior Note Guarantee pursuant to the Mutual Group Subordinated Indenture will have been duly authorised in accordance with the memorandum of association and bye-laws of MRM.

9. When issued and paid for as contemplated by the Registration Statement, the Junior Note Guarantee will be a valid and legally binding obligation of MRM.

10. Each MRM Preferred Guarantee pursuant to the MRM Preferred Securities Guarantee Agreement will have been duly authorised in accordance with the memorandum of association and bye-laws of MRM.

11. When issued and paid for as contemplated by the Registration Statement, each MRM Preferred Guarantee will be a valid and legally binding obligation of MRM.
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12.  Each MRM Guarantee of Mutual Group's Preferred Guarantee pursuant to the
     Mutual Group Preferred Guarantee Agreement will have been duly authorised in accordance with the memorandum of association and bye-laws of MRM.

13. When issued and paid for as contemplated by the Registration Statement, each MRM Guarantee of Mutual Group's Preferred Guarantee will be a valid and legally binding obligation of MRM.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the captions "Validity of the Notes" and "Validity of the Securities" in the Registration Statement. David J. Doyle, an attorney with Conyers Dill & Pearman, is a director of MRM.

Yours faithfully

/s/ CONYERS DILL & PEARMAN

CONYERS DILL & PEARMAN